SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

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Date of Report
(Date of earliest
event reported):	November 11, 2008

Oshkosh Corporation
(Exact name of registrant as specified in its charter)

Wisconsin	1-31371	39-0520270
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

P.O. Box 2566, Oshkosh, Wisconsin 54903
(Address of principal executive offices, including zip code)

(920) 235-9151
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

        On November 11, 2008, the Board of Directors (the “Board”) of Oshkosh Corporation (the “Company”) nominated Frederick M. Franks, Jr. and Harvey N. Medvin for re-election to the Board at the Company’s 2009 Annual Meeting of Shareholders. At the time of such action, Messrs. Franks and Medvin had each attained age 72. Section 3.02 of the Company’s Bylaws (the “Bylaws”) generally provides that no director shall be eligible for re-election after attaining the age of 72.

        Section 8.03 of the Bylaws generally provides that any action taken or authorized by the Board, which would be inconsistent with the Bylaws then in effect but is taken or authorized by affirmative vote of not less than the number of directors required to amend the Bylaws so that the Bylaws would be consistent with such action, shall be given the same effect as though the Bylaws had been temporarily amended or suspended so far as is necessary to permit the specific action so taken or authorized. Accordingly, the Board’s nomination of Messrs. Franks and Medvin for re-election to the Board constituted an implied temporary amendment to Section 3.02 of the Bylaws to allow for the re-election of these persons at the Company’s 2009 Annual Meeting of Shareholders.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSHKOSH CORPORATION
Date: November 17, 2008	By: /s/ Bryan J. Blankfield
Bryan J. Blankfield
Executive Vice President, General Counsel
and Secretary

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